Exhibit 99.01

CONTACTS:
For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 jacquie.ross@cepheid.com
Cepheid
904 Caribbean Drive
Sunnyvale, CA 94089
Telephone: 408.541.4191
Fax: 408.541.4192
CEPHEID REPORTS SECOND QUARTER REVENUE OF $42.1 MILLION
65 Percent Increase in Product Sales Driven by Robust MRSA Growth
SUNNYVALE, California, July 24, 2008 — Cepheid (Nasdaq: CPHD) today reported revenue for the second quarter of 2008 of $42.1 million, an increase of 55% over the second quarter of fiscal 2007. Net loss was $7.5 million, or $(0.13) per share, which compares to revenue of $27.2 million and a net loss of $5.2 million, or $(0.10) per share, in the second quarter of fiscal 2007.
Excluding amortization of purchased intangible assets and stock compensation expenses, non-GAAP net loss for the second quarter was $3.5 million, or $(0.06) per share. This compares to a non-GAAP net loss of $2.7 million, or $(0.05) per share, in the second quarter of fiscal 2007.
“We are continuing to see rapid development of the Healthcare Associated Infection (HAI) market as sales for our Xpert™ MRSA test increased by 35% from the first quarter reaching approximately $11 million,” said John Bishop, Cepheid’s Chief Executive Officer. “Providing the fastest time-to-result in the industry, our GeneXpert® System continues to be the HAI molecular platform of choice, resulting in year-over-year growth in our clinical business of 186% for the first half of 2008.”
“While our core clinical product laboratory sales grew to record levels in the second quarter, non-core clinical sales of products to other companies were below our expectations and we expect non-core clinical sales of products to other companies to continue to be below our expectations for the remainder of 2008,” continued Bishop. “Our gross margin on product sales was also below our expectations as a result of a problem in the production of a cartridge part. Given that this was occurring with high volume production at an incidence rate of less than 1%, this could have taken an extended period to find and resolve. However, our operations team did an outstanding job in quickly finding the cause and correcting the problem with no impact on product availability. We expect our product gross margin to return to first quarter levels in the current third quarter.”
Operational Overview
–	Total product sales increased 65% to $39.0 million, from $23.6 million in the second quarter of fiscal 2007. By industry, product sales were, in millions:

	Three Months Ended June 30
	2008	2007	Change
Core Clinical	$20.9	$6.1	239%
Clinical Partner	5.0	4.5	13%
Total Clinical	25.9	10.6	144%
Industrial	3.7	4.0	-7%
Biothreat	9.4	9.0	4%
Total Product Sales	$39.0	$23.6	65%
–	System product sales increased 32% to $12.4 million from $9.4 million in the second quarter of fiscal 2007.

–	Test and disposable sales increased 87% to $26.5 million from $14.2 million in the second quarter of fiscal 2007.

–	By geography, product sales were, in millions:

	Three Months Ended June 30
	2008	2007	Change
North America	$29.7	$18.2	64%
Europe	9.0	5.1	74%
Rest of World	0.3	0.3	1%
Total Product Sales	$39.0	$23.6	65%
Excluding biothreat revenue to the US Postal Service, North America sales increased 121% when compared to the same quarter a year ago.

–	During the quarter, Cepheid installed a total of 108 GeneXpert systems and 426 modules, primarily in North America and Europe. As of June 30, 2008, a cumulative total of 717 GeneXpert systems and 3,560 modules have been placed worldwide.

–	GAAP gross margin on product sales was 41% and non-GAAP gross margin on product sales was 43%, which compares to 41% and 42% in the second quarter of fiscal 2007.

–	Cash, cash equivalents and investments increased to $46.8 million as of June 30, 2008.

–	DSOs improved to 40 days.
Business Outlook
For the fiscal year ending December 31, 2008, the Company expects:
–	Total revenue to be in the range of $173 to $177 million, of which product sales are expected to be in the range of $164 to $167 million.
O	Xpert MRSA test sales are expected to be in the range of $52 to $55 million.

–	Net loss for 2008 is expected to be in the range of $20 to $22 million, or $(0.35) to $(0.38) per share.

–	On a non-GAAP basis, net loss is expected to be in the range of $4 to $6 million, or $(0.07) to $(0.10) per share.

–	Non-GAAP net loss excludes approximately $15 million related to stock compensation expense and $1 million related to the amortization of acquired intangibles.
Accessing Cepheid’s Q208 Earnings Conference Call
The company will host a management presentation at 1:30 p.m. Pacific Time on Thursday, July 24, 2008 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.
Interested participants and investors may also listen to the live teleconference call by dialing 866-825-1692 (domestic) or 617-213-8059 (international), and entering participant code 92219619. A replay will be available for seven days beginning at 3:30 p.m. Pacific Time. Access numbers for this replay are 888-286-8010 (domestic) and 617-801-6888 (international), with participant code 37466812.
About Cepheid
Cepheid (Nasdaq: CPHD), based in Sunnyvale, Calif., is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The Company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. Cepheid’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the Company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market.
Use of Non-GAAP Measures
The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.
As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:
Employee share-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under SFAS 123(R). The Company excludes employee share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, as the Company applies SFAS 123(R), it believes that it is useful to investors to understand the impact of the application of SFAS 123(R) to its results of operations.
Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions and investments. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.
Forward Looking Statements
This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical product sales, future revenues and gross margin and demand for certain products, future net income and other future operating results. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or level of testing for MRSA and other HAIs; the mix of products sold, which can affect gross margins; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional licenses for new tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s ability to continue to realize manufacturing efficiencies, which are an important factor in improving gross margins; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2007 and its other reports filed with the Securities and Exchange Commission.
All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.
FINANCIAL TABLES FOLLOW

CEPHEID
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
System sales	$12,423	$9,394	$26,747	$16,231
Reagent and disposable sales	26,530	14,190	54,126	29,420

Total product sales	38,953	23,584	80,873	45,651
Other revenues	3,097	3,589	6,010	7,066

Total revenues	42,050	27,173	86,883	52,717

Costs and operating expenses:
Cost of product sales	22,870	13,879	45,856	27,756
Collaboration profit sharing	2,777	2,731	6,510	6,228
Research and development	10,964	7,439	20,862	14,361
Sales and marketing	7,434	5,067	14,375	9,560
General and administrative	5,518	4,038	10,265	7,973

Total costs and operating expenses	49,563	33,154	97,868	65,878

Loss from operations	(7,513)	(5,981)	(10,985)	(13,161)
Other income, net	191	740	1,473	1,767

Net loss before income tax benefit	(7,322)	(5,241)	(9,512)	(11,394)
Income tax benefit (expense)	(204)	—	136	—

Net loss	$(7,526)	$(5,241)	$(9,376)	$(11,394)

Basic and diluted net loss per share	$(0.13)	$(0.10)	$(0.17)	$(0.21)

Shares used in computing basic and diluted net loss per share	57,054	55,149	56,603	55,081

CEPHEID
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$24,866	$16,476
Marketable securities	—	27,550
Accounts receivable, net	18,573	21,263
Inventory	28,505	23,821
Prepaid expenses and other current assets	3,826	2,565

Total current assets	75,770	91,675
Property and equipment, net	22,293	17,174
Investments	21,983	—
Other non-current assets	430	923
Intangible assets	38,319	40,629
Goodwill	14,844	14,844

Total assets	$173,639	$165,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,626	$10,587
Accrued compensation	8,362	8,573
Accrued royalties	6,791	6,913
Accrued collaboration profit sharing	1,388	522
Accrued and other liabilities	7,290	4,742
Income tax payable	—	213
Deferred revenue	2,927	4,016

Total current liabilities	39,384	35,566
Deferred revenue	1,795	2,054
Other liabilities	1,065	690

Total liabilities	42,244	38,310

Shareholders’ equity:
Common stock	264,140	254,807
Additional paid-in capital	33,930	26,697
Accumulated other comprehensive income (loss)	(2,390)	340
Accumulated deficit	(164,285)	(154,909)

Total shareholders’ equity	131,395	126,935

Total liabilities and shareholders’ equity	$173,639	$165,245

CEPHEID
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(9,376)	$(11,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,129	2,558
Amortization of intangible assets	2,310	2,050
Amortization of prepaid compensation expense	126	125
Stock-based compensation related to employees and consulting services rendered	6,968	4,299
Deferred rent	376	8
Changes in operating assets and liabilities:
Accounts receivable	2,690	(6,884)
Inventory	(4,419)	(5,352)
Prepaid expenses and other current assets	(1,239)	(764)
Other non-current assets	(161)	210
Accounts payable and other current liabilities	5,333	545
Income taxes payable	(213)	—
Accrued compensation	(210)	393
Accrued expense for patent-related matter	—	(3,350)
Deferred revenue	(1,348)	1,921

Net cash provided by (used in) operating activities	3,966	(15,635)

Cash flows from investing activities:
Capital expenditures	(9,000)	(2,955)
Payments for technology licenses	—	(4,737)
Cost of Sangtec acquisition, net of cash acquired	—	(27,341)
Proceeds from maturities of marketable securities	2,550	39,500
Proceeds from the sale of fixed assets	1,011	—
Transfer to unrestricted cash	517	—

Net cash provided by (used in) investing activities	(4,922)	4,467

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	9,333	1,523
Principal payments under equipment financing	—	(257)
Payment of note payable	(4)	(44)

Net cash provided by financing activities	9,329	1,222

Effect of exchange rate change on cash	17	(64)

Net increase (decrease) in cash and cash equivalents	8,390	(10,010)
Cash and cash equivalents at beginning of period	16,476	17,186

Cash and cash equivalents at end of period	$24,866	$7,176

CEPHEID
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cost of product sales	$22,870	$13,879	$45,856	$27,756
Stock compensation expense	(247)	(36)	(597)	(302)
Amortization of acquired inventory step-up in basis	—	(106)	—	(170)
Amortization of purchased intangible assets	(241)	(122)	(482)	(297)

Non-GAAP measure of cost of product sales	$22,382	$13,615	$44,777	$26,987

Gross margin on product sales per GAAP	41%	41%	43%	39%
Gross margin on product sales per Non-GAAP	43%	42%	45%	41%

Research and development	$10,964	$7,439	$20,862	$14,361
Amortization of purchased intangible assets	(24)	(24)	(48)	(48)
Stock compensation expense	(1,414)	(1,047)	(2,677)	(1,791)

Non-GAAP measure of cost of research and development	$9,526	$6,368	$18,137	$12,522

Sales and marketing	$7,434	$5,067	$14,375	$9,560
Amortization of purchased intangible assets	(21)	(18)	(42)	(23)
Stock compensation expense	(909)	(424)	(1,754)	(795)

Non-GAAP measure of cost of sales and marketing	$6,504	$4,625	$12,579	$8,742

General and administrative	$5,518	$4,038	$10,265	$7,973
Stock compensation expense	(1,137)	(791)	(1,940)	(1,411)

Non-GAAP measure of cost of general and administrative	$4,381	$3,247	$8,325	$6,562

Income (Loss) from Operations	$(7,513)	$(5,981)	$(10,985)	$(13,161)
Stock compensation expense	3,707	2,298	6,968	4,299
Amortization of acquired inventory step-up in basis	—	106	—	170
Amortization of purchased intangible assets	286	164	572	368

Non-GAAP measure of Income (Loss) from Operations	$(3,520)	$(3,413)	$(3,445)	$(8,324)

Net Income (Loss)	$(7,526)	$(5,241)	$(9,376)	$(11,394)
Stock compensation expense	3,707	2,298	6,968	4,299
Amortization of acquired inventory step-up in basis	—	106	—	170
Amortization of purchased intangible assets	286	164	572	368

Non-GAAP measure of Net Income (Loss)	$(3,533)	$(2,673)	$(1,836)	$(6,557)

Basic and Diluted net income (loss) per share	$(0.13)	$(0.10)	$(0.17)	$(0.21)
Stock compensation expense	$0.07	$0.05	$0.13	$0.08
Amortization of acquired inventory step-up in basis	$—	$—	$—	$—
Amortization of purchased intangible assets	$—	$—	$0.01	$0.01

Non-GAAP measure of Net Income (Loss)	$(0.06)	$(0.05)	$(0.03)	$(0.12)

Shares used in computing basic and diluted net income (loss) per share	57,054	55,149	56,603	55,081
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